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ACL Variable Annuity Account 2
File No. 333-00519/811-07511

EXHIBIT INDEX

8.1 Copy of Participation Agreement among Putnam Variable Trust, Putnam Mutual Funds Corp. and American Centurion Life
      Assurance Company, dated April 30, 1997.

8.2 Copy of Participation Agreement by and among OCC Accumulation Trust and (Insurance Company) and OCC Distributors, dated April 30, 1997.

8.3 Copy of Participation Agreement among (company and GT Global Variable Investment Trust and GT Global Variable Investment Series and GT Global, Inc., dated May 30, 1997.

10.   Consent of Independent Auditors.

11.   Financial Statement Schedules and Report of Independent
      Auditors.

14.1  Financial Data Schedule.